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                                                                    EXHIBIT 23-A


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 3, 2002 relating to the financial statements and the financial statement schedule, which appears in Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
October 25, 2002